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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Employee Stock Purchase Plan and 1989 Stock Option Plan of ISIS Pharmaceuticals, Inc., of our report dated January 26, 2004, with respect to the financial statements of ISIS Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
San Diego, California June 23, 2004

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS